                                                                     EXHIBIT 3.2

                                                                           DRAFT
                                                                           -----



                          AMENDED AND RESTATED BYLAWS
                                      OF
                            CII TECHNOLOGIES, INC.

                    (hereinafter called the "Corporation")

             Incorporated under the Laws of the State of Delaware

                                   ARTICLE I

                              OFFICES AND RECORDS

          Section 1.1  Delaware Office.  The principal office of the Corporation
                       ---------------
in the State of Delaware shall be located in the City of Dover, County of Kent, and the name and address of its registered agent is The Prentice-Hall Corporation System, 32 Loockerman Square, Suite L-100, Dover, Kent County, Delaware 19901.

          Section 1.2  Other Offices.  The Corporation may have such other
                       -------------
offices, either within or without the State of Delaware, as the Board of Directors may designate or as the business of the Corporation may from time to time require.

          Section 1.3  Books and Records.  The books and records of the
                       -----------------
Corporation may be kept outside the State of Delaware at such place or places as may from time to time be designated by the Board of Directors.

                                  ARTICLE II

                                 STOCKHOLDERS

          Section 2.1  Annual Meeting.  The annual meeting of the stockholders
                       --------------
of the Corporation shall be held on such date, and at such place and time, as may be fixed by resolution of the Board of Directors.

          Section 2.2  Special Meeting.  Subject to the rights of the holders of
                       ---------------
any series of preferred stock, par value $.01 per share, of the Corporation (the "Preferred Stock") to elect additional directors under specified circumstances, special meetings of the stockholders may be called only by the Chairman of the Board, if there be one, or the President, and shall be called by the Chairman of the Board or the President at the request in writing of a majority of the Board of Directors. Such request shall state the purpose or purposes of the proposed meeting.

          Section 2.3  Place of Meeting.  The Board of Directors may designate
                       ----------------
the place of meeting for any meeting of the stockholders. If no designation is made by the Board of

Directors, the place of meeting shall be the principal office of the Corporation.

          Section 2.4  Notice of Meeting.  Written or printed notice, stating
                       -----------------
the place, day and hour of the meeting and the purpose or purposes for which the meeting is called, shall be prepared and delivered by the Corporation not less than ten days nor more than sixty days before the date of the meeting, either personally or by mail, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at his address as it appears on the stock transfer books of the Corporation. Such further notice shall be given as may be required by law. Meetings may be held without notice if all stockholders entitled to vote are present, or if notice is waived by those not present. Any previously scheduled meeting of the stockholders may be postponed by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting of stockholders.

          Section 2.5  Quorum and Adjournment.  Except as otherwise provided by
                       ----------------------
law or by the Certificate of Incorporation, the holders of a majority of the outstanding shares of the Corporation entitled to vote generally in the election of directors, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders, except that when specified business is to be voted on by a class or series voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum for the transaction of such business. The chairman of the meeting or a majority of the shares so represented may adjourn the meeting from time to time, whether or not there is such a quorum. No notice of the time and place of adjourned meetings need be given except as required by law. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

          Section 2.6  Proxies.  At all meetings of stockholders, a stockholder
                       -------
may vote by proxy executed in writing by the stockholder, or by his duly authorized attorney-in-fact. Such proxy must be filed with the Secretary of the Corporation or his representative at or before the time of the meeting.

          Section 2.7  Notice of Stockholder Business and Nominations.
                       ----------------------------------------------

          (A) Meetings of Stockholders.  (1)  Nominations of persons for
              ------------------------
election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at a meeting of stockholders (a) pursuant to the Corporation's notice of meeting delivered pursuant to Section 2.4 of these By-Laws, (b) by or at the direction of the Board of

Directors or (c) by any stockholder of the Corporation who is entitled to vote at the meeting, who complied with the notice procedures set forth in clause (2) of this paragraph (A) of this By-Law or paragraph 2.7 (B) below of this By-Law and who was a stockholder of record at the time such notice is delivered to the Secretary of the Corporation.

          (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (A)(1) of this By-Law, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than sixty days nor more than ninety days prior to the first anniversary of the preceding year's annual meeting [(except for the 1996 annual meeting, for which such notice shall be timely if delivered in accordance with
Section 2.7(B) of these Bylaws)]; provided, however, that in the event that the
                                  --------  -------
date of the annual meeting is advanced by more than thirty days or delayed by more than sixty days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the ninetieth day prior to such annual meeting and not later than the close of business on the sixtieth day prior to such annual meeting. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner, (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner (iii) a representation that such stockholder is or will be entitled to vote at such meeting and intends to appear in person or by proxy at the meeting. In addition to any other requirements relating to amendments to these Bylaws, no proposal by any stockholder to repeal or amend this Section 2.7(A)(2) shall be brought before any meeting of the stockholders of the Corporation unless written notice is given of (i) such proposed repeal or the substance of such proposed amendment; (ii) the name and address of such stockholder, as they appear on the Corporation's books; and (iii) a representation that the stockholder is a holder of record of stock of the Corporation specified in such notice, is or will be entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to make the proposal. Such notice shall be given in the manner and at the time specified above in this Section 2.7(A)(2). Any proposal to repeal or amend or any such purported repeal or purported amendment of this Section 2.7(A)(2) not made or adopted in accordance with the procedures set forth in this Section 2.7(A)(2) shall be void. Any amendments to this Section 2.7(A)(2) of Article II of the Bylaws shall require the approval of not less than two-thirds of the shares of stock entitled to vote thereon.

          (B) Special Meetings of Stockholders.  For nominations or other
              --------------------------------
business to be properly brought before a special meeting by a stockholder pursuant to clause (c) of paragraph (A)(1) of this By-Law, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall contain the information required by paragraph (A)(2) of this By-Law and shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the ninetieth day prior to such special meeting and not later than the close of business on the sixtieth day prior to such special meeting; provided, however, that in the
                                                --------  -------
event that less than sixty days' notice is given to a stockholder, notice by the stockholder to be timely must be so delivered not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed.

          (C) General.  (1)  Only persons who are nominated in accordance with
              -------
the procedures set forth in this By-Law shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this By-Law. Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this By-Law and, if any proposed nomination or business is not in compliance with this By-Law, to declare that such defective proposal or nomination shall be disregarded.

          (2) Notwithstanding the foregoing provisions of this By-Law, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-Law.

          Section 2.8  Procedure for Election of Directors.  Election of
                       -----------------------------------
directors at all meetings of the stockholders at which directors are to be elected shall be by written ballot, and, except as otherwise set forth in any Preferred Stock

Designation (as defined in Article IV of the Certificate of Incorporation) with respect to the right of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, a majority of the votes cast thereat shall elect.

          Section 2.9  Inspectors of Elections; Opening and Closing the Polls.
                       ------------------------------------------------------

          (A) The Board of Directors by resolution may appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives of the Corporation, to act at the meeting and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act, or if all inspectors or alternates who have been appointed are unable to act, at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by the General Corporation Law of the State of Delaware.

          (B) The chairman of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting.

          Section 2.10   Special Voting Requirements.  Any plan of merger or
                         ---------------------------
consolidation with or into another person or entity in one or a series of related transactions that is not approved by the Board of Directors in accordance with the provisions of these Bylaws and which is brought before any meeting of stockholders shall require the vote of not less than two-thirds of the shares of stock entitled to vote thereon. Any amendment to this Section
2.10 of Article II of the Bylaws shall require the approval of not less than two-thirds of the shares of stock entitled to vote thereon.


                                  ARTICLE III

                              BOARD OF DIRECTORS

          Section 3.1  General Powers.  The business and affairs of the
                       --------------
Corporation shall be managed by or under the direction of its Board of Directors. In addition to the powers and authorities by these Bylaws expressly conferred upon them, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation or by these Bylaws required to be exercised or done by the stockholders.

          Section 3.2  Number, Tenure and Qualifications.  Subject to the rights
                       ---------------------------------
of the holders of any series of Preferred Stock to elect directors under specified circumstances, the number of directors shall be fixed from time to time exclusively pursuant to a resolution adopted by Board of Directors. The directors shall be elected at the annual meeting of the stockholders and each director elected shall hold office until such director's successor is elected and qualified, except as otherwise provided herein or in the Certificate of Incorporation or as required by law.

          Section 3.3  Regular Meetings.  A meeting of the Board of Directors
                       ----------------
shall be held without other notice than this By-Law immediately after, and at the same place as, each annual meeting of stockholders. The Board of Directors may, by resolution, provide the time and place for the holding of additional regular meetings without other notice than such resolution.

          Section 3.4  Special Meetings.  Special meetings of the Board of
                       ----------------
Directors shall be called at the request of the Chairman of the Board, the President or a majority of the Board of Directors. The person or persons authorized to call special meetings of the Board of Directors may fix the place and time of the meetings.

          Section 3.5  Notice.  Notice of any special meeting shall be given to
                       ------
each director at his business or residence in writing or by telephone or facsimile communication. If mailed, such notice shall be deemed adequately delivered when deposited in the United States mails so addressed, with postage thereon prepaid, at least five days before such meeting. If by telephone or facsimile, the notice shall be given at least twelve hours prior to the time set for the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting, except for amendments to these By-Laws, as provided under Section 7.1 of Article VII hereof. A meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in writing, either before or after such meeting.

          Section 3.6  Quorum. A majority of the Board of Directors shall
                       ------
constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors there shall be less than a quorum present, a majority of the directors present may adjourn the meeting from time to time without further notice. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. The directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

          Section 3.7  Vacancies.  Subject to the rights of the holders of any
                       ---------
series of Preferred Stock, and unless the Board of Directors otherwise determines, vacancies resulting from death, resignation, retirement, disqualification, removal from office, an increase in the authorized number of directors or other cause may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, or by a sole remaining director. Any director elected in accordance with the preceding sentence of this Section 3.7 shall hold office for a term expiring at the next election of the class for which such director has been chosen and until such director's successor shall have been duly elected and qualified. No decrease in the number of authorized directors constituting the Board of Directors shall shorten the term of any incumbent director.

          Section 3.8  Executive and Other Committees.  The Board of Directors
                       ------------------------------
may, by resolution adopted by a majority of the Board of Directors, designate an Executive Committee to exercise, subject to applicable provisions of law, all the powers of the Board in the management of the business and affairs of the Corporation when the Board is not in session, including without limitation the power to declare dividends and to authorize the issuance of the Corporation's capital stock, and may, by resolution similarly adopted, designate one or more other committees. The Executive Committee and each such other committee shall consist of two or more directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, other than the Executive Committee (the powers of which are expressly provided for herein), may to the extent permitted by law exercise such powers and shall have such responsibilities as shall be specified in the designating resolution. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Each committee shall keep written minutes of its proceedings and shall report such proceedings to the Board when required.

          A majority of any committee may determine its action and fix the time and place of its meetings, unless the Board shall otherwise provide. Notice of such meetings shall be given to each member of the committee in the manner provided for in Section 3.5 of these Bylaws. The Board shall have power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee. Except as otherwise provided by law, the presence of a majority of the then appointed members of a committee shall constitute a quorum for the transaction of business by that committee, and in every case where a quorum is present the affirmative vote of a majority of the members of the committee present shall be the act of the committee.

          Section 3.9  Removal. Subject to the rights of the holders of any
                       -------
series of Preferred Stock to elect additional directors under specified circumstances, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause.

                                  ARTICLE IV

                                   OFFICERS

          Section 4.1  Elected Officers.  The elected officers of the
                       ----------------
Corporation shall be a Chairman of the Board, a President, a Secretary, a Treasurer, and such other officers as the Board of Directors from time to time may deem proper, including one or more vice presidents, assistant treasurers and assistant secretaries. The Chairman of the Board shall be chosen from the directors. All officers chosen by the Board of Directors shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article IV. Such officers shall also have such powers and duties as from time to time may be conferred by the Board of Directors or by any committee thereof.

          Section 4.2  Election and Term of Office.  The elected officers of the
                       ---------------------------
Corporation shall be elected annually by the Board of Directors at the regular meeting of the Board of Directors held after each annual meeting of the stockholders. If the election of officers shall not be held at such meeting such election shall be held as soon thereafter as convenient. Subject to
Section 4.7 of these By-Laws, each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign.

          Section 4.3  Chairman of the Board.  The Chairman of the Board shall
                       ---------------------
preside at all meetings of the stockholders and of the Board of Directors. The Chairman of the Board shall be responsible for the general management of the affairs of the Corporation and shall perform all duties incidental to his office which may be required by law and all such other duties as are properly required of him by the Board of Directors. Except where by law the signature of the President is required, the Chairman of the Board shall possess the same power as the President to sign all certificates, contracts, and other instruments of the Corporation which may be authorized by the Board of Directors. He shall make reports to the Board of Directors and the stockholders, and shall perform all such other duties as are properly required of him by the Board of Directors. He shall see that all orders and resolutions of the Board of Directors and of any committee thereof are carried into effect.

          Section 4.4  President.  The President shall act in a general
                       ---------
executive capacity and shall assist the Chairman of the Board in the administration and operation of the Corporation's business and general supervision of its policies and affairs. The President shall, in the absence of or because of the inability to act of the Chairman of the Board, perform all duties of the Chairman of the Board and preside at all meetings of stockholders and of the Board of Directors. The President may sign, alone or with the Secretary, or an Assistant Secretary, or any other proper officer of the Corporation authorized by the Board of Directors, certificates, contracts, and other instruments of the Corporation as authorized by the Board of Directors.

          Section 4.5  Secretary.  The Secretary shall give, or cause to be
                       ---------
given, notice of all meetings of stockholders and Directors and all other notices required by law or by these Bylaws, and in case of his or her absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the Chairman of the Board or the President, or by the Board of Directors, upon whose request the meeting is called as provided in these Bylaws. He shall record all the proceedings of the meetings of the Board of Directors, any committees thereof and the stockholders of the Corporation in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him by the Board of Directors, the Chairman of the Board or the President. He shall have the custody of the seal of the Corporation and see that the same is affixed to all instruments requiring it.

          Section 4.6  Treasurer.  The Treasurer shall have the custody of the
                       ---------
corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation. The Treasurer shall deposit all moneys and other valuables in the name and to the credit of the Corporation in the depository or depositaries of the Corporation. The Treasurer shall disburse the funds of the Corporation, taking proper vouchers for such disbursements. The Treasurer shall render to the Chairman of the Board, the President and the Board of Directors, whenever requested, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond for the faithful discharge of his duties in such amount and with such surety as the Board of Directors shall prescribe.

          Section 4.7  Removal.  Any officer elected by the Board of Directors
                       -------
may be removed by a majority of the Board of Directors, with or without cause, whenever, in their judgment, the best interests of the Corporation would be served thereby. No elected officer shall have any contractual rights against the Corporation for compensation by virtue of such election beyond the date of the election of his successor, his death, his resignation or his removal, whichever event shall first occur, except as otherwise provided in an employment contract or under an employee deferred compensation plan.

          Section 4.8  Vacancies.  A newly created office and a vacancy in any
                       ---------
office because of death, resignation, or removal may be filled by the Board of Directors for the unexpired portion of the term at any meeting of the Board of Directors.

                                   ARTICLE V

                       STOCK CERTIFICATES AND TRANSFERS

          Section 5.1  Stock Certificates and Transfers.
                       --------------------------------

          (A) The interest of each stockholder of the Corporation shall be evidenced by certificates for shares of stock in such form as the appropriate officers of the Corporation may from time to time prescribe. The shares of the stock of the Corporation shall be transferred on the books of the Corporation by the holder thereof in person or by his attorney, upon surrender for cancellation of certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require.

          (B) The certificates of stock shall be signed, countersigned and registered in such manner as the Board of Directors may by resolution prescribe, which resolution may permit all or any of the signatures on such certificates to be in facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

                                  ARTICLE VI

                           MISCELLANEOUS PROVISIONS

          Section 6.1  Fiscal Year.  The fiscal year of the Corporation shall be
                       -----------
fixed by the Board of Directors.

          Section 6.2  Dividends.  The Board of Directors may from time to time
                       ---------
declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Certificate of Incorporation.

          Section 6.3  Seal.  The corporate seal shall be in such form as the
                       ----
Board of Directors shall prescribe.

          Section 6.4  Waiver of Notice.  Whenever any notice is required to be
                       ----------------
given to any stockholder or director of the

Corporation under the provisions of the General Corporation Law of the State of Delaware, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders or the Board of Directors need be specified in any waiver of notice of such meeting.

          Section 6.5  Audits.  The accounts, books and records of the
                       ------
Corporation shall be audited upon the conclusion of each fiscal year by an independent certified public accountant, and it shall be the duty of the Board of Directors to cause such audit to be made annually.

          Section 6.6  Resignations.  Any director or any officer, whether
                       ------------
elected or appointed, may resign at any time by serving written notice of such resignation on the Chairman of the Board, the President or the Secretary, and such resignation shall be deemed to be effective as of the close of business on the date said notice is received by the Chairman of the Board, the President, or the Secretary, unless otherwise specified in said notice. No formal action shall be required of the Board of Directors or the stockholders to make any such resignation effective.

          Section 6.7  Indemnification and Insurance.  (A)  Each person who was
                       -----------------------------
or is made a party or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in
                              --------  -------
paragraph (B) of this Section 6.7 of this By-Law with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

          (B) If a claim under paragraph (A) of this Section 6.7 of this By-Law is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.


          (C) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this By-Law shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

          (D) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

          (E) The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any agent of the Corporation to the fullest extent of the provisions of this By-Law with respect to the indemnification and advancement of expenses of directors, officers and employees of the Corporation.

          (F) The right to indemnification conferred in this By-Law shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the General Corporation Law of the State
             --------  -------
of Delaware requires the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this By-Law or otherwise.

                                  ARTICLE VII

                                  AMENDMENTS

          Section 7.1  Amendments.  Subject to the voting requirements of
                       ----------
Section 2.7(A)(2) and Section 2.10 of Article II hereof, these Bylaws may be altered, amended, rescinded or repealed in whole or in part, or new Bylaws may be adopted by the vote of the Board of Directors or of the stockholders, provided notice of the proposed change was given in the notice of the meeting.